UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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CF INDUSTRIES HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

CF INDUSTRIES HOLDINGS, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On April 13, 2009, CF Industries Holdings, Inc. issued the following press release:

NEWS

NEWS

NEWS

LEADING PROXY ADVISORY FIRM RISKMETRICS RECOMMENDS SHAREHOLDERS SUPPORT ALL CF INDUSTRIES’ PROPOSALS AT UPCOMING ANNUAL MEETING

DEERFIELD, IL, April 13, 2009 — CF Industries Holdings, Inc. (NYSE: CF) today announced that RiskMetrics Group’s ISS Governance Services (RMG) recommended that CF Industries shareholders vote FOR its three board members up for reelection at the company’s Annual Meeting to be held on April 21, 2009.  RMG also recommended shareholders vote FOR KPMG LLP as CF Industries’ independent accounting firm for the coming year and that shareholders vote FOR the 2009 Equity and Incentive Plan.

“We are pleased that RiskMetrics has recommended voting for CF Industries’ directors at our Annual Meeting,” said Stephen R. Wilson, chairman, president and chief executive officer of CF Industries.  “This recommendation is appropriate in light of the company’s performance and the Board’s commitment to stockholder value.”

Should CF Industries shareholders have any questions or need assistance in voting their shares, Innisfree M&A Incorporated can be contacted toll-free at (877) 456-3507.

Morgan Stanley and Rothschild are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal counsel to CF Industries.

Contacts

Charles A. Nekvasil

Director, Public and Investor Relations

847-405-2515 — CNekvasil@cfindustries.com

Susan Stillings / Monika Driscoll, 212-333-3810

Brunswick Group LLC

Alan Miller, 212-750-5833

Innisfree M&A Incorporated

About CF Industries

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, is the holding company for the operations of CF Industries, Inc. CF Industries, Inc. is a major producer and distributor of nitrogen and phosphate fertilizer products. CF Industries operates world-scale nitrogen fertilizer plants in

Donaldsonville, Louisiana and Medicine Hat, Alberta, Canada; conducts phosphate mining and manufacturing operations in Central Florida; and distributes fertilizer products through a system of terminals, warehouses, and associated transportation equipment located primarily in the Midwestern United States. The company also owns a 50 percent interest in KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland. Additional information on CF Industries is found on the company’s website at www.cfindustries.com.

Additional Information

This press release is neither an offer to purchase nor the solicitation of an offer to sell any securities. On March 23, 2009, CF Industries Holdings, Inc. (“CF Industries”) filed a Solicitation/Recommendation Statement on Schedule 14D-9 (as amended, the “Solicitation/Recommendation Statement”) with the Securities and Exchange Commission (the “SEC”) with respect to the exchange offer commenced by Agrium Inc. INVESTORS AND SECURITY HOLDERS OF CF INDUSTRIES ARE URGED TO READ THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER RELEVANT MATERIALS AS THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors and security holders will be able to obtain free copies of any documents filed by CF Industries with the SEC through the web site maintained by the SEC at www.sec.gov.  Free copies of any such documents can also be obtained by calling Innisfree M&A Incorporated toll-free at (877) 456-3507.

Safe Harbor Statement

Certain statements contained in this press release may constitute “forward-looking statements.”  All statements in this press release, other than those relating to historical information or current condition, are forward-looking statements.  These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements.  These risks and uncertainties include: the relatively expensive and volatile cost of North American natural gas; the cyclical nature of our business and the agricultural sector; changes in global fertilizer supply and demand and its impact on the selling price of our products; the nature of our products as global commodities; intense global competition in the consolidating markets in which we operate; conditions in the U.S. agricultural industry; weather conditions; our inability to accurately predict seasonal demand for our products; the concentration of our sales with certain large customers; the impact of changing market conditions on our forward pricing program; the reliance of our operations on a limited number of key facilities; the significant risks and hazards against which we may not be fully insured; reliance on third party transportation providers; unanticipated adverse consequences related to the expansion of our business; our inability to expand our business, including the significant resources that could be required; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements; acts of terrorism; difficulties in securing the supply and delivery of raw materials we use and increases in their costs; losses on our investments in securities; loss of key members of management and professional staff; recent global market and economic conditions, including credit markets; and the other risks and uncertainties included from time to time in our filings with the SEC.  Except as required by law, we undertake no obligation to update or revise any forward-looking statements.

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